Exhibit 10.73

AMENDMENT AND ADDENDUM TO

STANDBY EQUITY PURCHASE AGREEMENT

THIS AMENDMENT AND ADDENDUM TO STANDBY EQUITY PURCHASE AGREEMENT (this “Amendment”) is made as of December 9, 2025 (the “Amendment Date”), by and among SMX (Security Matters) Public Limited Company, an Irish public limited company (the “Company”), and each Investor, and the Additional Investor, identified on the signature pages hereto (each, including its successors and assigns, each an “Investor” and collectively, the “Investors”).

WHEREAS, on December 1, 2025 the Company and certain of the Investors entered into that certain Standby Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which, inter alia, the Company sold promissory notes in an aggregate principal amount equal to $14,375,000 to certain of the Investors (the “Notes”), for a purchase price of $11,500,000 per share to the Investors pursuant to the terms and provisions of the Purchase Agreement;

WHEREAS, the First Pre-Advance Closing occurred on December 3, 2025;

WHEREAS, pursuant to Section 9.4 of the Purchase Agreement, the Purchase Agreement may be amended with the written consent of the Company and the Investors;

WHEREAS, the parties desire to consummate an additional Closing under the Purchase Agreement to provide for the Company’s issuance and sale of $5,000,000 of additional promissory notes to the Investors and to an additional accredited investor (the “Additional Purchaser”) in the aggregate principal amount of $6,250,000 to be paid in cash by wire transfer of immediately available funds in accordance with the terms and conditions described in this Amendment;

WHEREAS, in connection with the Additional Pre-Advance Closing (as defined below), the parties hereto wish to amend the Purchase Agreement as more particularly set forth below, effective as of the Amendment Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement.

2. Addition of Section 2.1.2. Additional Pre-Advance Closing. Section 2.1 shall be reordered as new Section 2.1.1 and a new Section 2.1.2 is hereby added to the Purchase Agreement to read in its entirety as follows:

“2.1.2 Additional Pre-Advance Closing. No later than the effectiveness of the initial Registration Statement, the Investors and the Additional Investor shall advance to the Company (such date of advance, the “Additional Pre-Advance Closing”) as a third advance, $5,000,000 (the “Additional Advance”), which shall be evidenced by a convertible promissory note in the form attached hereto as Exhibit A (the “Additional Note”, or, as allocated among the Investors and Additional Investors, the “Additional Notes”). The Additional Pre-Advance Closing shall occur at the same time and place and in the same manner as the Second Pre-Advance Closing. At any time prior to the Additional Pre-Advance Closing, the Investors and the Additional Investor shall advance to the Company the amount of such Additional Advance allocated among them into escrow, which shall then be delivered to the Company, or to the Custodian Account as applicable, out of escrow at the Additional Pre-Advance Closing, and the Company shall deliver the Additional Notes to the Investors and the Additional Investor with an aggregate principal amount of $6,250,000, reflecting a 20% OID, duly executed on behalf of the Company.

The proceeds from the Additional Advance (less escrow fees, legal fees, placement agent fees, and other fees, if any, which shall be disbursed out of escrow upon the Additional Pre-Advance Closing pursuant to a flow of funds to be signed by the Company, the Placement Agent and the other signatories thereto, shall remain in escrow until a date and time no later than immediately prior to the effectiveness of the initial Registration Statement, at which point such proceeds shall be distributed pursuant to the terms of such flow of funds. In addition, the proceeds of the First Pre-Advance Closing held in escrow as of the Amendment Date, equal to $2,032,500, shall be promptly disbursed to the Company pursuant to such flow of funds, and shall not be required to be used to acquire bitcoin or another cryptocurrency.”

3. Amendment to Definition 10.46. Definition 10.46 in Section 10 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“10.46. “Pre-Paid Advance” shall mean have the meaning set forth in Section 2.1 and shall also include the Additional Advance.

4. Addition of Section 6.1.4. A new Section 6.1.4 is hereby added to the Purchase Agreement to read in its entirety as follows:

“6.1.4. Notwithstanding the foregoing or anything to the contrary in the Purchase Agreement, the Promissory Note or the Additional Notes, if at the time of the effectiveness of the Registration Statement the price of the Ordinary Shares on the Trading Market is $10.00 or above (the “Allocation Threshold”), the Company is not required to use the proceeds of the Second Pre-Paid Advance Closing or the Additional Pre-Advance Closing, to acquire bitcoin or another cryptocurrency. If the Company effects any reverse split of its Ordinary Shares, the Allocation Threshold shall be adjusted at the same ratio as any reverse split of the Company’s Ordinary Shares (i.e. a 1-for-2 reverse split shall increase the Allocation Threshold to $20.00). There shall be no adjustment of the Allocation Threshold for a forward split of the Company’s Ordinary Shares.”

5. Addition of Section 6.1.5. A new Section 6.1.5 is hereby added to the Purchase Agreement to read in its entirety as follows:

“6.1.5. Notwithstanding the foregoing, if at the time the Company delivers any Purchase Notice the price of the Ordinary Shares on the Trading Market is at or above the Allocation Threshold, the Company is not required to use the proceeds of such Purchase Notice to acquire bitcoin or another cryptocurrency. If the Company effects any reverse split of its Ordinary Shares, the Allocation Threshold shall be adjusted at the same ratio as any reverse split of the Company’s Ordinary Shares (i.e. a 1-for-2 reverse split shall increase the Allocation Threshold to $20.00). There shall be no adjustment of the Allocation Threshold for a forward split of the Company’s Ordinary Shares.”

6. Amendment to Section 1.1.3(c). Section 1.1.3(c) of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“(c) The Company shall not delivery any Purchase Notices while any balance remains outstanding under a Promissory Note, without the consent of the Investor, except that the Company may issue Purchase Notices requiring the Investor to purchase up to $5,000,000 of Advance Shares after the seventh (7th) Business Days following the effectiveness of the Registration Statement, the proceeds of which shall not be required to be applied to repaying any of the Promissory Notes or the Additional Notes.”

7. Amendment to Definition 10.49. Definition 10.49 in Section 10 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“10.49. “Promissory Note” shall have the meaning set forth in Section 2.1.1 and shall also include the Additional Notes.”

8. References. For the avoidance of doubt, any reference in the Purchase Agreement to the Promissory Note shall also include the Additional Notes with respect to any terms or conditions concerning the Promissory Note.

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9. Fees and Expenses: The Company agrees to reimburse the Placement Agent for its legal fees and due diligence expenses incurred in connection with the transactions contemplated by this Amendment, in an amount equal to $20,000.

10. Waiver. The Investors hereby acknowledge, understand and agreed that, upon this Amendment being executed by them, Investors hereby consent to this Amendment and the issuance of the Additional Notes.

11. Survival. Other than as expressly modified pursuant to this Amendment, all of the terms, conditions, and other provisions of the Purchase Agreement remains unchanged and shall continue to be in full force and effect in its entirety, which such terms are hereby ratified and confirmed.

12. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretations of this Amendment.

13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

14. Effect of Amendment. From and after the date hereof, all references in the Transaction Documents to the Purchase Agreement shall be deemed to refer to the Purchase Agreement as amended by this Amendment. The Purchase Agreement, as amended by this Amendment, together with the Exhibits and Schedules hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof.

15. Counterparts; Electronic Signature. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Construction. Nothing contained in this Amendment shall, nor shall any effect of such amendments contained herein, alter the status of any signatory to the Purchase Agreement as “Promissory Note Investors Only”. The “Promissory Note Investors Only”, pursuant to the Purchase Agreement, shall remain as “Promissory Note Investors Only”, and the Additional Investor shall be a “Promissory Note Investor Only”, and none of them shall have any obligation to purchase Advance Shares.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective authorized signatories as of the date first indicated above.

COMPANY:

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer

[Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ADDITIONAL PURCHASER:

By:	/s/ Joey Giamichael
Name:	Joey Giamichael
Title:	Authorized Signatory

Name of Additional Purchaser: Joey Giamichael

Signature of Authorized Signatory of Purchaser: /s/ Joey Giamichael

Name of Authorized Signatory: Joey Giamichael

Title of Authorized Signatory: Managing PArtner

Email Address of Authorized Signatory: _______________________________________________

Facsimile Number of Authorized Signatory: ____________________________________________

Address for Notice to Purchaser: ________________________________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Additional Subscription Amount: $ _______________________

EIN Number: ___________________________

[Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR

Cobra Alternative Capital Strategies LLC

By:	/s/ Lance Friedman
Name:	Lance Friedman
Title:	Managing Member

Additional Subscription Amount: $500,000

[Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR

Secure Net Capital LLC

By:	/s/ Alois Rubenbauer
Name:	Alois Rubenbauer
Title:	Manager

Additional Subscription Amount: $1,500,000

[Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR

By:	/s/ Dmitriy Shapiro
Name:	Dmitriy Shapiro
Title:	Managing Member

Additional Subscription Amount: $2,000,000

[Amendment to Securities Purchase Agreement]

EXHIBIT A

FORM OF ADDITIONAL PROMISSORY NOTE

[see attached]